UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 14, 2007

STUDIO ONE MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10196	23-2517953
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 556-9303
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01 Other Events.

Studio One Media, Inc., Closes $1,500,000 Private Placement.

Studio One Media, Inc. (OTCBB:SOMD) has successfully completed a $1,500,000 private placement financing of 500,000 shares of restricted common stock to accredited investors.  The private placement included warrants to acquire an equal number of common shares at an exercise price of $4.00 and an exercise period of 2 years.  The funds will be used for the build-out of the new Studio One Media, Inc. headquarters in Scottsdale, Arizona and for general operating expenses.

About Studio One.

Studio One Media, Inc., is a Scottsdale, Arizona based company that is engaged in the design, manufacturing and operation of a proprietary (patents pending), self contained interactive audio/video recording studio designed for installation in shopping malls and other high traffic public areas. The Studio One™ Kiosk will enable the public, for a fee, to record their video and voice images in a state-of-the-art recording studio environment and, at their option, enter their performances in music, modeling and other talent related contests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STUDIO ONE MEDIA, INC.

Dated: December 14, 2007	By:	/s/ Preston J. Shea
Name: Preston J. Shea
Title: President